Financial Data						EX 99.3
AT&T Inc.
Supplemental AT&T Business Solutions Results
Dollars in millions
Unaudited

Business Solutions	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Operating revenues	$9,621	$9,667	$9,641	$9,926	$9,116	$9,063

Operating Expenses
Operations and Support Expenses	5,998	6,053	6,096	6,349	5,594	5,616
EBITDA	3,623	3,614	3,545	3,577	3,522	3,447
Depreciation and amortization	1,460	1,483	1,466	1,492	1,458	1,487
Total Operating Expenses	7,458	7,536	7,562	7,841	7,052	7,103
Operating Income	2,163	2,131	2,079	2,085	2,064	1,960
Equity in Net Income (Loss) of Affiliates	-	-	-	(1)	(1)	1
Operating Contribution	$2,163	$2,131	$2,079	$2,084	$2,063	$1,961